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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                               ABN AMRO BANK N.V.
             (Exact Name of Registrant as Specified in Its Charter)


                         The Netherlands NOT APPLICABLE
 (State of Incorporation or Organization) (I.R.S. Employer Identification No.)

                              Gustav Mahlerlaan 10
                               1082 PP Amsterdam
                                The Netherlands
               (Address of Principal Executive Offices, Zip Code)



If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to Section               securities pursuant to Section
12(b) of the Exchange Act and is             12(b) of the Exchange Act and is
effective pursuant to General                effective pursuant to General
Instruction A.(c), please check the          Instruction A.(c), please check the
following box. [X]                             following box. [ ]



Securities Act registration statement file number to
which this form relates:                                  333-49198
                                                          ---------
                                                       (If applicable)



Securities to be registered pursuant to Section 12(b) of the Act:

              Title of Each Class                 Name of Each Exchange on Which
              -------------------                 ------------------------------

           Medium-Term Notes, Series A               American Stock Exchange
            (Senior Fixed Rate Notes)
     12% Reverse Exchangeable Securities
        due September 5, 2002 linked
to common stock of General Electric Company


Securities to be registered pursuant to Section 12(g) of the Act: None

                               (Title of Class)
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Item 1: Description of Registrant's Securities to be Registered

     The title of the class of securities to be registered hereunder is:
Medium-Term Notes, Series A (Senior Fixed Rate Notes), 12% Reverse Exchangeable Securities due September 5, 2002 linked to common stock of General Electric Company (the "Securities"). A description of the Securities is set forth under the heading "Description of Debt Securities" in the prospectus included in the Registrant's registration statement on Form F-3 (Registration No. 333- 49198) filed with the Securities and Exchange Commission on November 2, 2000 (the "Registration Statement on Form F-3"), as supplemented by the information under the heading "Description of Notes" in the prospectus supplement dated November 27, 2000 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description under the heading "Description of Securities" in the Pricing Supplement dated August 30, 2001 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the Securities and is hereby deemed to be incorporated by reference into this registration statement and to be a part hereof.

Item 2: Exhibits

     The following exhibits are filed herewith:

     4.1 Proposed form of Global Note evidencing the Securities.



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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                            ABN AMRO Bank N.V.


                                            By: /s/ Mark Egert
                                               --------------------------------
                                               Name:  Mark Egert
                                               Title: Attorney-in-fact

Date: August 31, 2001

                                            ABN AMRO Bank N.V.


                                            By: /s/ Robert J. Mulligan, Jr.
                                               --------------------------------
                                               Name:  Robert J. Mulligan, Jr.
                                               Title: Attorney-in-fact

Date: August 31, 2001



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                               INDEX TO EXHIBITS

Exhibit No.                                                            Page No.
                                                                       --------
4.1      Proposed form of Global Note evidencing Securities.             A-1



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